UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2012

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

(Commission File Number)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2012, Vitamin Shoppe Industries Inc., a subsidiary of Vitamin Shoppe, Inc. (the “Company”) entered into two (2) lease agreements (“Lease A and Lease B”) with Secaucus 300, LLC a Delaware Limited Liability Company (the “Landlord”) to lease a total of 56,281 square feet of office space located at 300 Harmon Meadow Boulevard, Secaucus, New Jersey (the “Lease Property”).

The term of Lease A is scheduled to commence on or about January 1, 2013 and expire on October 31, 2029 and includes the option to renew the Lease for an additional two (2) five (5) year terms.

The term of Lease B is scheduled to commence on or about April 1, 2014 and expire on October 31, 2029 and includes the option to renew the Lease for an additional two (2) five (5) year terms.

The Company’s obligations for Lease A and Lease B is approximately $20.4 million.

The foregoing description of the Leases does not purport to be complete and is qualified in its entirety by reference to the full text of the Leases, which is incorporated by reference to the full text of the Leases, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.01	Lease Agreement entered into on November 21, 2012, by and between Vitamin Shoppe Industries Inc. and Secaucus 300, LLC a Delaware Limited Liability Company.

10.02	Lease Agreement entered into on November 21, 2012, by and between Vitamin Shoppe Industries Inc. and Secaucus 300, LLC a Delaware Limited Liability Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: November 27, 2012	By:	/s/ Jean W. Frydman

		Name:	Jean W. Frydman
		Title:	Vice President, General Counsel & Corporate Secretary